pwc

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-257424), Form S-8 (No. 333-253454), Form S-8 (No. 333-239048), Form S-8 (No. 333-233765), Form S-8 (No. 333-225538), Form S-8 (No. 333-216447) and Form S-3 (No. 333-261242) of Aurinia Pharmaceuticals Inc. of our report dated February 25, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Edmonton, Canada

February 28, 2022